United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 16, 2021

Date of Report (Date of earliest event reported)

JATT Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40598	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 309, Ugland House Grand Cayman, Cayman Islands	E9 KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 7706 732212

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	JATT	New York Stock Exchange
Warrants	JATT WS	New York Stock Exchange
Units	JATT U	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K dated July 19, 2021, on July 16, 2021 JATT Acquisition Corp (the “Company”) consummated its initial public offering (the “IPO”) of 12,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share par value $0.0001 per share (“Ordinary Share”) and one-half of one redeemable warrant (“Warrant”). Each whole Warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $120,000,000.

Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which JATT Ventures, L.P., a Cayman Islands limited partnership (the “Sponsor”), purchased 5,370,000 private warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant, generating total proceeds of $5,370,000. Each Private Placement Warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share and is subject to transfer restrictions.

As of July 16, 2021, a total of $121,740,000 ($10.10 per Unit) of the net proceeds from the IPO and a portion of the proceeds from the Private Placement was deposited in a trust account established for the benefit of the Company’s public shareholders (the “Trust Account”).

On July 19, 2021, in connection with the underwriters' exercise of their over-allotment option (“Over-allotment Option”) in full, the Company consummated the sale of an additional 1,800,000 Units, and the sale of an additional 540,000 Private Placement Warrants, as described below, each at $1.00 per warrant, generating total gross proceeds of $18,540,000. Following the closing, an additional $18,180,000 of the net proceeds ($10.10 per Unit) was placed in the Trust Account, resulting in a total of $139,380,000 ($10.10 per Unit) held in the Trust Account. Upon the closing of the Over-allotment Option, the Sponsor purchased an additional 540,000 Private Placement Warrants for an aggregate purchase price of $540,000.

An audited balance sheet as of July 16, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants has been issued by the Company and is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On July 19, 2021, JATT Acquisition Corp issued the press release attached hereto as Exhibit 99.2 to this Current Report on Form 8-K, announcing the exercise in full of the Over-allotment Option by the underwriters and the closing of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the IPO and the Over-allotment Option, the Sponsor purchased an aggregate of 5,910,000 Private Placement Warrants from the Company for an aggregate purchase price of $5,910,000. The Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet as of July 16, 2021
99.2	Press Release dated July 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2021

JATT ACQUISITION CORP

By:	/s/ Someit Sidhu
Name:	Someit Sidhu
Title:	Chief Executive Officer